Exhibit 4.2

EXECUTION VERSION

WARNERMEDIA HOLDINGS, INC.,

Issuer

WARNER BROS. DISCOVERY, INC.,

Parent Guarantor

DISCOVERY COMMUNICATIONS, LLC,

SCRIPPS NETWORKS INTERACTIVE, INC.,

Subsidiary Guarantors

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

Trustee

and

ELAVON FINANCIAL SERVICES DAC, UK BRANCH,

Paying Agent

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF MAY 17, 2024

TO

INDENTURE

DATED AS OF MARCH 10, 2023

Relating To

€650,000,000 4.302% Senior Notes due 2030

€850,000,000 4.693% Senior Notes due 2033

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of May 17, 2024 (the “Supplemental Indenture”), to the Base Indenture (as defined below), among WarnerMedia Holdings, Inc., a Delaware corporation (the “Company”), Warner Bros. Discovery, Inc., a Delaware corporation (the “Parent Guarantor”), Discovery Communications, LLC, a Delaware limited liability company (“DCL”), Scripps Networks Interactive, Inc., an Ohio corporation (“Scripps”), U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”), and Elavon Financial Services DAC, UK Branch, as the Paying Agent (as defined below).

RECITALS

WHEREAS, the Company has executed and delivered to the Trustee the Indenture, dated as of March 10, 2023 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of its Securities;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of two new series of its Securities to be known as its 4.302% Senior Notes due 2030 (the “2030 Notes”) and its 4.693% Senior Notes due 2033 (the “2033 Notes” and together with the 2030 Notes, the “Notes”), the form and substance of each series of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02. References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

Section 1.03. For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“2030 Notes” has the meaning provided in the recitals.

“2033 Notes” has the meaning provided in the recitals.

“Agency Agreement” means that certain Agency Agreement, dated May 17, 2024, among the Company, the Parent Guarantor, the Subsidiary Guarantors, Elavon Financial Services DAC, UK Branch, as Paying Agent, and U.S. Bank Trust Company, National Association, as Transfer Agent, Registrar and Trustee.

“Attributable Debt” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually.

“Base Indenture” has the meaning provided in the recitals.

“Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or The City of London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.

“Clearstream” has the meaning provided in Section 2.03(b).

“Code” has the meaning provided in Section 5.01(a)(i)(D).

“Common Depository” has the meaning provided in Section 2.03(b).

“Company” has the meaning provided in the preamble.

“DCL” has the meaning provided in the preamble.

“Euroclear” has the meaning provided in Section 2.03(b).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Indenture” has the meaning provided in the recitals.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease substantially having the same economic effect as any of the foregoing).

“Notes” has the meaning provided in the recitals.

“Parent Guarantor” has the meaning provided in the preamble.

“Paying Agent” has the meaning provided in Section 2.03(d).

“Permitted Sale and Leaseback Transaction” means any of the following: (i) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (ii) leases between only the Company and a Subsidiary or only between Subsidiaries of the Company and (iii) leases of property executed by the time of, or within 12 months after the latest of (A) the acquisition, (B) the completion of construction or improvement or (C) the commencement of commercial operation of the property.

“Permitted Securitization Financing” means any financing arrangement or factoring of Securitization Assets by the Parent Guarantor or any Subsidiary and any securitization facility of any Securitization Subsidiary, in each case, the obligations of which are non-recourse (except for Standard Securitization Undertakings) to the Parent Guarantor or any Subsidiary (other than any Securitization Subsidiary) in connection therewith.

“Sale and Leaseback Transaction” means any arrangement with any Person pursuant to which the Company or any Subsidiary leases any property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person.

“Securitization Assets” means accounts receivable, loans, mortgages, royalties, other rights to payment, supporting obligations therefor, proceeds therefrom and other related assets customarily disposed of or pledged in connection with non-recourse receivables financings or factorings or securitization facilities (as determined in good faith by the Parent Guarantor or any Subsidiary).

“Securitization Subsidiary” means any subsidiary formed for purposes of consummating any Permitted Securitization Financing and which holds no material assets other than Securitization Assets and which is engaged in no material activities other than those related to such Permitted Securitization Financing.

“Standard Securitization Undertakings” means representations, warranties, covenants (including repurchase obligations) and indemnities entered into by the Parent Guarantor or any Subsidiary that the Parent Guarantor or such Subsidiary, as applicable, has determined in good faith are customary for “non-recourse” accounts receivables financings or factoring or securitization financings.

“Scripps” has the meaning provided in the preamble.

“Supplemental Indenture” has the meaning provided in the preamble.

“Total Consolidated Assets” means, as of any date, the total consolidated assets of the Parent Guarantor and its Subsidiaries computed in accordance with GAAP as set forth on the most recent consolidated balance sheet of the Parent Guarantor and its consolidated subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that the assets of the Parent Guarantor and its consolidated subsidiaries shall be adjusted to reflect any significant (as determined under Regulation S-X) acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested under this Supplemental Indenture.

“Transfer Agent” has the meaning provided in Section 2.03(d).

“Trustee” has the meaning provided in the preamble.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Designation and Principal Amount. The Notes are hereby authorized and are designated the “4.302% Senior Notes due 2030” and the “4.693% Senior Notes due 2033,” respectively, each series unlimited in aggregate principal amount. The 2030 Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of €650,000,000 and the 2033 Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of €850,000,000, each of which amounts shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 2.05 of the Base Indenture. In addition, the Company may, from time to time, without notice to or the consent of the Holders of the Notes, create and issue additional Notes of the same series as either series of Notes, ranking equally and ratably with the Notes of such series issued on the date hereof in all respects, so that such additional Notes shall be consolidated and form a single series with the Notes of such series issued on the date hereof and shall have the same terms as to status, redemption or otherwise as the Notes of such series issued on the date hereof (other than the date of issuance and, under certain circumstances, the first Interest Payment Date and the date from which interest thereon will begin to accrue), provided that if any such additional Notes are not fungible with the Notes of such series initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have separate ISIN and Common Code numbers.

Section 2.02. Maturity. The principal amount of the 2030 Notes shall be payable on January 17, 2030. The principal amount of the 2033 Notes shall be payable on May 17, 2033.

Section 2.03. Form and Payment. (a) The Notes shall be issued as global notes, in fully registered book-entry form, without coupons, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

(b) Principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made to the Paying Agent, which in turn shall make payment with respect to the Notes to (i) Elavon Financial Services DAC, a common depository (the “Common Depository”) for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), each of which shall act as the Depositary, as such term is defined in the Base Indenture, for the Notes, (ii) the nominee of the Common Depository or (iii) Euroclear or Clearstream, as the case may be, for Euroclear and Clearstream’s respective accounts.

(c) The global notes representing the Notes shall be deposited with, or on behalf of, the Common Depository and issued to and registered in the name of the nominee of the Common Depository.

(d) Elavon Financial Services DAC, UK Branch, shall initially act as the paying agent for the Notes (the “Paying Agent”) in accordance with the terms of the Agency Agreement. U.S. Bank Trust Company, National Association shall initially act as transfer agent for the Notes (the “Transfer Agent”). The Company may appoint and change the Paying Agent or the Transfer Agent without prior notice to the Holders.

(e) U.S. Bank Trust Company, National Association shall initially act as the Registrar, as such term is defined in Section 2.09 of the Base Indenture, for the Notes in accordance with the terms of the Agency Agreement and for so long as U.S. Bank Trust Company, National Association shall be the Registrar for the Notes, the list of Holders required by Section 4.01 of the Base Indenture shall not be required to be furnished to the Trustee. The Company may appoint and change the Registrar without prior notice to the Holders.

(f) Each of the Company, the Parent Guarantor and the Subsidiary Guarantors designates as an agency where the Notes may be presented for payment at maturity or earlier redemption or repayment, as provided for in the Indenture, the office of the Paying Agent at 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom.

(g) Each of the Company, the Parent Guarantor and the Subsidiary Guarantors designates as an agency where the Notes may be presented for exchange or registration of transfer, in each case as provided for in the Indenture, the office of the Registrar and Transfer Agent at One Federal Street, 10th Floor, Boston, Massachusetts 02110.

Section 2.04. Interest. (a) Interest on the 2030 Notes shall accrue at the rate of 4.302% per annum. Interest on the 2033 Notes shall accrue at the rate of 4.693% per annum. Interest on the 2030 Notes shall be payable annually in arrears on January 17 of each year, commencing on January 17, 2025, and interest on the 2033 Notes shall be payable annually in arrears on May 17 of each year, commencing on May 17, 2025 (each an “Interest Payment Date”), to the Holders in whose names the Notes are registered on the Business Day immediately preceding the applicable Interest Payment Date. Interest on the Notes shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or May 17, 2024, if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association.

(b) If any Interest Payment Date, the maturity date or a redemption date falls on a day that is not a Business Day, then the related payment for such Interest Payment Date, maturity date or redemption date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, maturity date or redemption date, as the case may be, and no further interest shall accrue as a result of such delay.

Section 2.05. Payments in Euro. All payments of interest and principal, including payments made upon any redemption of the Notes, will be payable in euro. If, on or after the date of issuance of the Notes, euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes shall be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the most recently available market exchange rate for euro. Any payment in respect of the Notes so made in U.S. dollars shall not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Section 2.06. Definitive Notes. If (a) the Company has been notified that Euroclear or Clearstream (or any additional or alternative clearing system approved by the Company, the Trustee, the Registrar and the Paying Agent on behalf of which the Notes may be held) has been closed for business for a continuous period of 14 Business Days or has announced an intention permanently to cease business or does in fact do so or (b) an Event of Default in respect of the Notes of a series has occurred and is continuing and the Registrar has received a request from Euroclear or Clearstream, then, upon surrender by Euroclear or Clearstream, as applicable, of a global note representing the Notes of such series, definitive Notes of such series will be issued to each Person that Euroclear or Clearstream, respectively, identifies as the beneficial owner of the Notes represented by such global note. Upon the issuance of definitive Notes, the Registrar shall register the definitive Notes in the name of that Person or Persons, or their nominee, and cause the definitive Notes to be delivered thereto.

Section 2.07. Other Terms. The Notes shall be unsecured senior indebtedness of the Company and shall rank equally and ratably in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness outstanding from time to time. The Notes shall not be convertible into, or exchangeable for, any other securities of the Company, except that the Notes shall be exchangeable for other Notes to the extent provided for in the Base Indenture.

ARTICLE 3

ADDITIONAL COVENANTS

Section 3.01. Limitation on Liens. (a) The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset, to secure any Debt of the Company, any of its Subsidiaries or any other Person, or permit any of its Subsidiaries to do so, without securing the Notes equally and ratably with such Debt for so long as such Debt will be so secured, subject to the exceptions set forth in Section 3.01(b).

(b) The foregoing restriction does not apply, with respect to any Person, to any of the following:

(i) Liens existing on the date hereof;

(ii) Liens on assets or property of a Person at the time it becomes a Subsidiary securing only indebtedness of such Person or Liens existing on assets or property at the time of the acquisition of such assets, provided such indebtedness was not incurred or such Liens were not created in connection with such Person becoming a Subsidiary or such assets being acquired;

(iii) Liens on assets created at the time of or within 12 months after the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

(iv) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by Liens referred to in the foregoing clauses (i) through (iii) or Liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such Lien does not extend to any other property and the amount of Debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal, refinancing or refunding);

(v) Liens on property incurred in Permitted Sale and Leaseback Transactions;

(vi) Liens in favor of only the Parent Guarantor, the Company or one or more Subsidiaries of the Parent Guarantor granted by the Company or a Subsidiary to secure any obligations owed to the Parent Guarantor, the Company or a Subsidiary of the Parent Guarantor;

(vii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, laborers’, landlords’ and similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings;

(viii) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended from time to time;

(ix) deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(x) Liens arising out of a judgment, decree or order of court being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent Guarantor, the Company or the books of their Subsidiaries, as the case may be, in conformity with GAAP;

(xi) Liens for taxes not yet due and payable, or being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent Guarantor, the Company or the books of their Subsidiaries, as the case may be, in conformity with GAAP;

(xii) easements, rights of way, restrictions and similar Liens affecting real property incurred in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business of the Parent Guarantor, the Company or of such Subsidiary;

(xiii) Liens securing reimbursement obligations with respect to letters of credit related to trade payables and issued in the ordinary course of business, which Liens encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(xiv) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing indebtedness under any interest swap obligations and currency agreements and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect the Parent Guarantor, the Company or any of their Subsidiaries from fluctuations in interest rates or currencies;

(xv) Liens in the nature of voting, equity transfer, redemptive rights or similar terms under any such agreement or other term customarily found in such agreements, in each case, encumbering the Company’s or such Subsidiary’s equity interests or other investments in such Subsidiary or other Person;

(xvi) Liens consisting of or relating to the sale, transfer, distribution, or financing of motion pictures, video, television, interactive or multi-media programming, audio-visual works, sound recordings, books and other literary or written material, any software, copyright or other intellectual property related thereto or with groups who may receive tax benefits or other third-party investors in connection with the financing and/or distribution of such motion pictures, video and television programming, sound recordings or books in the ordinary course of business and the granting to the Company or any subsidiary rights to distribute such motion pictures, video and television programming, sound recordings or books, including liens created in favor of a producer or supplier of television programming or films over distribution revenues and/or distribution rights which are allocable to such producer or supplier under related distribution arrangements;

(xvii) Liens on Securitization Assets securing or transferred pursuant to any Permitted Securitization Financing;

(xviii) liens on motion pictures, video, television, interactive or multi-media programming, audio-visual works, sound recordings, books and other literary or written material, any software, copyright or other intellectual property related thereto, acquired directly or indirectly by purchase, business combination, production, creation or otherwise, any component of the foregoing or rights with respect thereto, and all improvements thereon, products and proceeds thereof and revenues derived therefrom (collectively, “Works”) which either (1) existed on such Works before the time of their acquisition and were not created in anticipation thereof, or (2) were created solely for the purpose of securing obligations to financiers, producers, distributors, exhibitors, completion guarantors, inventors, copyright holders, financial institutions or other participants incurred in the ordinary course of business in connection with the acquisition, financing, production, completion, distribution or exhibition of Works;

(xix) any Liens on the office building and hotel complex located in Atlanta, Georgia known as the CNN Center Complex, including the parking decks for such complex (to the extent such parking decks are owned or leased by the Parent Guarantor or any of its subsidiaries), or any portion thereof and all property rights therein and the products, revenues and proceeds therefrom created as part of any mortgage financing or sale-leaseback of the CNN Center Complex;

(xx) Liens on satellite transponders and all property rights therein and the products, revenues and proceeds therefrom which secure obligations incurred in connection with the acquisition, utilization or operation of such satellite transponders or the refinancing of any such obligations;

(xxi) Liens resulting from progress payments or partial payments under United States government contracts or subcontracts; or

(xxii) Liens otherwise prohibited by this Section 3.01, securing indebtedness which, together with the value of Attributable Debt incurred in Sale and Leaseback Transactions prohibited by Section 3.02(a) below, do not at any time exceed 10% of the Parent Guarantor’s Total Consolidated Assets.

Section 3.02. Limitation on Sale and Leasebacks. (a) The Company shall not, and shall not permit any Subsidiary to, enter into any Sale and Leaseback Transaction (other than a Permitted Sale and Leaseback Transaction), unless the Company or such Subsidiary would be entitled to secure the property to be leased (without equally and ratably securing the outstanding Notes) in a principal amount equal to the amount of Attributable Debt incurred in such Sale and Leaseback Transaction.

Section 3.03. Consolidation, Sale, Merger or Conveyance. (a) In addition to complying with the provisions of Section 9.01 of the Base Indenture, the Company agrees that if, as a result of any consolidation, merger, conveyance, transfer or lease to which such Section 9.01 applies, properties or assets of the Company or any Subsidiary would become subject to any lien that would not be permitted by Section 3.01 hereof without equally and ratably securing the Notes, (i) the Company or the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety, as the case may be, shall take the steps as are necessary to effectively secure the Notes equally and ratably with, or prior to, all indebtedness secured by those liens as provided for in Section 3.01 and (ii) the Officer’s Certificate and an Opinion of Counsel required by Section 9.01(c) of the Base Indenture shall also state that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 3.03(a).

(b) In addition to complying with the provisions of Section 9.03 of the Base Indenture, the Parent Guarantor agrees that if, as a result of any consolidation, merger, conveyance, transfer or lease to which such Section 9.03 applies, properties or assets of the Company or any Subsidiary would become subject to any lien that would not be permitted by Section 3.01 hereof without equally and ratably securing the Notes, (i) the Parent Guarantor or the Person formed by such consolidation or into which the Parent Guarantor is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Parent Guarantor substantially as an entirety, as the case may be, shall take the steps as are necessary to effectively secure the Notes equally and ratably with, or prior to, all indebtedness secured by those liens as provided for in Section 3.01 and (ii) the Officer’s Certificate and an Opinion of Counsel required by Section 9.03(c) of the Base Indenture shall also state that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 3.03(b).

(c) Nothing contained in the last paragraph of each of Sections 9.01 and 9.03 of the Base Indenture shall limit the application of Section 3.01 hereof to any consolidation or merger of any Person into the Company or the Parent Guarantor where the Company or the Parent Guarantor is the survivor of such transaction, or the acquisition by the Company or the Parent Guarantor, by purchase or otherwise, of all or any part of the property of any other Person (whether or not affiliated with the Company or the Parent Guarantor).

Section 3.04. Guarantee by Subsidiaries of the Parent Guarantor.

(a) The Parent Guarantor will cause (1) each wholly-owned Domestic Subsidiary (other than the Company) that is a borrower or that guarantees the payment of any Debt under the Senior Credit Facility and (2) each wholly-owned Domestic Subsidiary (other than the Company) that is a borrower or issuer or that guarantees the payment of any Material Debt, to execute and deliver to the Trustee within 30 days a supplemental indenture substantially in the form attached to this Supplemental Indenture as Exhibit C (which the Company and the Trustee shall countersign), pursuant to which such wholly-owned Domestic Subsidiary will guarantee payment of the Notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the Indenture.

(b) All payments on the Notes, including principal and interest (and premium, if any), and all other amounts due under the Indenture relating to the Notes will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by each Subsidiary Guarantor.

(c) The obligations of each Subsidiary Guarantor are limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its subsidiary guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the subsidiary guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

(d) Each such subsidiary guarantee of a series of Notes will be a continuing guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Notes of such series (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other subsidiary guaranteed obligations of the relevant Subsidiary Guarantor then due and owing, unless earlier terminated as described below, (ii) be binding upon such Subsidiary Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

Notwithstanding the foregoing provisions of this Section 3.04, any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its subsidiary guarantee, and such subsidiary guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any direct or indirect sale or disposition (by merger or otherwise) of such Subsidiary Guarantor or any interest therein, or any other transaction, in accordance with the terms of the Indenture, if as a result of such transaction such Subsidiary Guarantor is no longer a Guarantor Subsidiary, (ii) at any time that such Subsidiary Guarantor is (or, substantially concurrently with the release of the subsidiary guarantee of such Subsidiary Guarantor or if as a result of the release of the subsidiary guarantee of such Subsidiary Guarantor, will be) released from all of its obligations as borrower or its obligations under its guarantee of payment by the Company of any Debt of the Company or the Parent Guarantor under the Senior Credit Facility or any Material Debt (it being understood that a release subject to contingent reinstatement is still a release, and that if any such guarantee is so reinstated, such subsidiary guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a subsidiary guarantee pursuant to this Section 3.04), (iii) upon the merger or consolidation of such Subsidiary Guarantor with and into the Company or the Parent Guarantor or another Subsidiary Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or the Parent Guarantor or another Subsidiary Guarantor, (iv) concurrently with such Subsidiary Guarantor ceasing to constitute a Domestic Subsidiary of the Parent Guarantor, (v) upon legal or covenant defeasance of the Company’s obligations, or satisfaction and discharge of the Notes of a series, or (vi) upon payment in full of the aggregate principal amount of all of the Notes of a series then outstanding and all other subsidiary guaranteed obligations then due and owing (provided that the obligations of each Subsidiary Guarantor hereunder shall be reinstated if at any time any payment which would otherwise have reduced or terminated the obligations of any Subsidiary Guarantor hereunder and under its subsidiary guarantee (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Subsidiary Guarantor or otherwise, all as though such payment had not been made). Upon any such occurrence specified in this Section 3.04 and delivery of an Officer’s Certificate to the Trustee, the Trustee shall execute any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of such subsidiary guarantee.

(e) For purposes of this Section 3.04, the following definitions are applicable:

“Domestic Subsidiary” means any Guarantor Subsidiary that is organized under the laws of any political subdivision of the United States that is not a Foreign Subsidiary.

“Foreign Subsidiary” means any Guarantor Subsidiary that is organized under the laws of a jurisdiction other than the United States, a state thereof or the District of Columbia or that is a Foreign Subsidiary Holdco. For the avoidance of doubt, any Guarantor Subsidiary that is organized and existing under the laws of Puerto Rico or any other territory of the United States of America shall be a Foreign Subsidiary.

“Foreign Subsidiary Holdco” means any Guarantor Subsidiary designated as a Foreign Subsidiary Holdco by the Company, so long as such Guarantor Subsidiary has no material assets other than securities, indebtedness or receivables of one or more Foreign Subsidiaries (or Guarantor Subsidiaries thereof), intellectual property relating solely to such Foreign Subsidiaries (or Guarantor Subsidiaries thereof) and/or other assets (including cash and cash equivalents) relating to an ownership interest in any such securities, indebtedness, intellectual property or Guarantor Subsidiaries.

“Guarantor Subsidiary” means a corporation or other business entity of which equity interests having a majority of the voting power under ordinary circumstances is owned, directly or indirectly, by the Parent Guarantor or by one of more subsidiaries of the Parent Guarantor, or by the Parent Guarantor and one or more subsidiaries of the Parent Guarantor.

“Material Debt” means any Debt of the Company, the Parent Guarantor or any Subsidiary Guarantor in an aggregate principal amount equal to or greater than $400 million.

“Revolving Credit Facility” means the multicurrency revolving credit agreement, dated as of June 9, 2021, among DCL, the borrowers and guarantors from time to time parties thereto, the lenders from time to time parties thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, as amended on July 30, 2021 and as further amended, restated, supplemented, replaced, waived or otherwise modified from time to time.

“Senior Credit Facility” means the Revolving Credit Facility.

“Subsidiary Guarantor” means any Guarantor Subsidiary that enters into a subsidiary guarantee, in each case, unless and until such Guarantor Subsidiary is released from such subsidiary guarantee in accordance with the terms of this Section 3.04.

Section 3.05. Certain Subsidiaries. If any Subsidiary Guarantor is a subsidiary of the Parent Guarantor but not a Subsidiary of the Company, then, unless and until such Subsidiary Guarantor is released from such subsidiary guarantee of the Notes, such Subsidiary Guarantor and its subsidiaries shall be treated as if they were Subsidiaries of the Company for all purposes under the Indenture, including for purposes of the provisions described in Section 3.01 and Section 3.02 of this Supplemental Indenture.

ARTICLE 4

REDEMPTION OF THE NOTES

Section 4.01. Optional Redemption.

(a) Prior to the applicable Par Call Date (as defined below), the 2030 Notes and the 2033 Notes shall be redeemable, in each case, in whole or in part, at the option of the Company at any time and from time to time, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Notes of such series to be redeemed, and

(2) the sum of the present values of the Remaining Scheduled Payments of principal and interest on the Notes of such series to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below) plus 30 basis points, in the case of the 2030 Notes, and 35 basis points, in the case of the 2033 Notes, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

On or after the applicable Par Call Date, the 2030 Notes and the 2033 Notes shall be redeemable, in whole or in part, at the option of the Company, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

In addition to complying with the provisions of Section 12.02 under the Base Indenture, any notice of redemption may, at the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent and such notice shall state the nature of such conditions precedent and, if applicable, state that the redemption date may be delayed until the conditions are satisfied or that, if the conditions are not satisfied, such redemption may not occur and the notice may be rescinded.

If less than all of the Notes of a series are to be redeemed, the Notes of such series shall be selected by the Trustee or Paying Agent by such method the Trustee deems to be fair and appropriate in accordance with applicable Depositary procedures.

Unless the Company defaults in the payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the series of Notes or portions thereof called for redemption, subject to the satisfaction or waiver of any conditions precedent specified in the related notice of redemption.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(b) For purposes of this Section 4.01, the following definitions are applicable:

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German government bond whose maturity is closest to the maturity of the Notes of a series to be redeemed (assuming that such Notes mature on the applicable Par Call Date), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.

“Par Call Date” means December 17, 2029, with respect to the 2030 Notes, and February 17, 2033, with respect to the 2033 Notes.

“Remaining Scheduled Payments” means, with respect to the Notes of a series to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon to the applicable Par Call Date that would be due after the related redemption date but for such redemption.

Section 4.02. Purchase of Notes Upon a Change of Control Triggering Event. (a) If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem a series of Notes in full, pursuant to Section 4.01, Holders of Notes of either series shall have the right to require the Company to repurchase all or a portion of such Holders’ Notes, as applicable, pursuant to the offer described in 4.02(b) below (such offer, the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, subject to the rights of Holders of Notes of such series on the relevant record date to receive interest due on the relevant Interest Payment Date.

(b) Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall be required to send, by first class mail, or otherwise deliver in accordance with the applicable procedures of the Depositary, a notice to Holders of Notes of either series not previously redeemed, with a copy to the Trustee. Such notice shall set forth the terms of the Change of Control Offer and state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, or otherwise delivered to each Holder in accordance with the applicable procedures of the Depositary, other than as may be required by law (the “Change of Control

Payment Date”). The notice, if mailed or otherwise delivered to each Holder in accordance with the applicable procedures of the Depositary, prior to the date of consummation of the Change of Control, may state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes of either series not previously redeemed electing to have their Notes repurchased pursuant to a Change of Control Offer shall be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(c) The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes of a series properly tendered and not withdrawn under its offer.

(d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes of a series, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the provisions in the Indenture governing the Change of Control Offer by virtue of any such conflict.

(e) For purposes of this Section 4.02, the following definitions are applicable:

“Below Investment Grade Rating Event” with respect to the Notes of a series means that such Notes become rated below Investment Grade by each Rating Agency on any date from the date of the public notice by the Parent Guarantor or the Company of an arrangement that results in a Change of Control until the end of the 60-day period following public notice by the Parent Guarantor or the Company of the occurrence of a Change of Control (which period will be extended so long as the rating of the Notes of such series is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of “Change of Control Triggering Event”), if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any one of the following:

(i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Parent Guarantor or one of its Subsidiaries;

(ii) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than any Significant Shareholder (as defined below) or any combination of Significant Shareholders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Parent Guarantor or the Company, measured by voting power rather than number of shares;

(iii) the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to each class of the Parent Guarantor’s common stock, following which any Significant Shareholder or any combination of Significant Shareholders “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, more than 50% of the outstanding Voting Stock of the Parent Guarantor, measured by voting power rather than number of shares; or

(iv) the adoption of a plan relating to the liquidation, dissolution or winding-up of the Parent Guarantor.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Fitch” means Fitch Ratings Ltd., and its successors.

“Investment Grade” means a rating of “BBB-” or better by S&P (or its equivalent under any successor rating category of S&P), a rating of “Baa3” or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of “BBB-” or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agency” means (i) each of S&P, Moody’s and Fitch; and (ii) if any of S&P, Moody’s or Fitch ceases to rate the Notes of a series or fails to make a rating of the Notes of a series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors of the Parent Guarantor and reasonably acceptable to the Trustee) as a replacement agency for S&P, Moody’s or Fitch, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Significant Shareholder” means each of (i) the Parent Guarantor or any of its Subsidiaries and (ii) any other “person” (as that term is used in Section 13(d)(3) of the Exchange Act) if 50% or more of the Voting Stock of such person is “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by the Parent Guarantor or one of its Subsidiaries or any combination thereof.

“Voting Stock” of any specified Person as of any date means any and all shares or equity interests (however designated) of such Person that are at the time entitled to vote generally in the election of the board of directors, managers or trustees of such Person, as applicable.

Section 4.03. No Redemption at the Option of Holders; No Sinking Fund. The Notes shall not be redeemable at the option of any Holder thereof. The Notes will not be entitled to any sinking fund or analogous requirement. The Company may acquire Notes, from time to time and at any time, by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Base Indenture and this Supplemental Indenture.

Section 4.04. Redemption for Tax Reasons. If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this Supplemental Indenture, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, there is a substantial probability that the Company shall become, obligated to pay additional amounts pursuant to Section 5.01 with respect to the Notes of a series, then the Company may at any time at its option redeem, in whole, but not in part, the Notes of such series on not less than 10 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the Notes of such series to, but not including, the date fixed for redemption.

ARTICLE 5

PAYMENT OF ADDITIONAL AMOUNTS

Section 5.01. Payment of Additional Amounts. (a) The Company shall, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts as are necessary in order that the net payment by the Company of the principal of and interest on the Notes to a Holder of the Notes who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(i) to any tax, assessment or other governmental charge that would not have been reported but for the Holder (or the beneficial owner for whose benefit such Holder holds such Notes), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

A. being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

B. having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

C. being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

D. being or having been a “10-percent shareholder” of the Parent Guarantor as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or

E. being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(ii) to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(iii) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(iv) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

(v) to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(vi) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(vii) to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(viii) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Notes, if such payment can be made without such withholding by at least one other paying agent;

(ix) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any Notes, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(x) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the Notes in the ordinary course of its lending business or (ii) that is neither (A) buying the Notes for investment purposes only nor (B) buying the Notes for resale to a third-party that either is not a bank or holding the Notes for investment purposes only;

(xi) to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(xii) in the case of any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi).

(b) The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided for in this Section 5.01, the Company shall not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

(c) For purposes of this Section 5.01 and Section 4.04, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the

United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust, if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

ARTICLE 6

EVENTS OF DEFAULT

Section 6.01. Events of Default. Solely with respect to the Notes, the first paragraph of Section 5.01 of the Base Indenture shall be amended as follows:

(a) Clause (a) shall be amended by replacing the phrase “60 days (or such other period as may be established for the Securities as contemplated by Section 2.04)” with “30 days” therein;

(b) Clause (b) shall be amended by deleting the phrase “, and the continuance of such default for five days (or such other period as may be established for the Securities as contemplated by Section 2.04)” therein; and

(c) Clause (g) shall be amended and restated in its entirety to read as follows:

“(g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Parent Guarantor, the Company or any of their Subsidiaries (or the payment of which is guaranteed by the Parent Guarantor, the Company or any of their Subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date hereof, if that default (i) is caused by a failure to pay principal on such indebtedness at its stated final maturity (after giving effect to any applicable grace periods provided in such indebtedness) (a “Payment Default”) or (ii) results in the acceleration of such indebtedness prior to its express maturity (an “Acceleration Event”) and (A) in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or an Acceleration Event, aggregates $400 million or more and (B) in the case of a Payment Default, such indebtedness is not discharged and, in the case of an Acceleration Event, such acceleration is not rescinded or annulled, within ten days after there has been given, by registered or certified mail, to the Company and the Parent Guarantor by the Trustee or to the Company, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder.”

Section 6.02. Collection of Debt by Trustee; Trustee May Prove Debt. Solely with respect to the Notes, the first sentence of the first paragraph of Section 5.02 of the Base Indenture shall be amended as follows:

(a) Clause (a) shall be amended by replacing the phrase “60 days” with “30 days” therein; and

(b) Clause (b) shall be amended by deleting the phrase “, and such default shall have continued for a period of five days” therein.

ARTICLE 7

SUPPLEMENTAL INDENTURES

Section 7.01. Supplemental Indentures with Consent of Securityholders. Solely with respect to the Notes, the first paragraph of Section 8.02 of the Base Indenture shall be amended as follows:

(a) the following clauses shall be added immediately following clause (j) in the proviso of that paragraph (but before the word “or” immediately preceding clause (k)): “(k) reduce the amount payable upon repurchase of the Notes of a series, or change the time at which any Notes of such series may be so purchased pursuant to Section 4.02(a) whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;” and

(b) clause (k) in the proviso of that paragraph shall become clause (l).

ARTICLE 8

MISCELLANEOUS

Section 8.01. Covenant Defeasance. Article 10 of the Base Indenture shall be applicable to the Notes. If the Company effects “covenant defeasance” (as defined in Section 10.05 of the Base Indenture) pursuant to Article 10 of the Base Indenture with respect to the Notes of a series, then the Company shall be released from its obligations under Article Three and Section 4.02 of this Supplemental Indenture with respect to the Notes of such series as provided for in Article 10 of the Base Indenture.

Section 8.02. Form of Notes. (a) The Notes and the Trustee’s certificates of authentication to be endorsed thereon are to be substantially in the form of Exhibit A attached hereto with respect to the 2030 Notes and Exhibit B attached hereto with respect to the 2033 Notes, which forms are hereby incorporated in and made a part of this Supplemental Indenture.

(b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 8.03. Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 8.04. Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through Section 317 of the Trust Indenture Act of 1939, the imposed duties shall control.

Section 8.05. Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 8.06. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW.

Section 8.07. Successors. All agreements of the Company and the Parent Guarantor in the Base Indenture, this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.

Section 8.08. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Supplemental Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, company order, Opinion of Counsel, Note, amendment, notice, direction, certificate of authentication appearing on or attached to any Note, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to this Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references in this Supplemental Indenture to the execution, attestation or authentication of any Note or any certificate of authentication appearing on or attached to any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. The Company, Parent Guarantor and any Subsidiary Guarantor each assume all risks arising out of the use of electronic signatures and electronic methods to send any communications to the Trustee, including without limitation the risk of the Trustee acting in good faith on an unauthorized notice and the risk of interception or misuse by third parties.

Section 8.09. Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company and the Parent Guarantor and not the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused the Supplemental Indenture to be duly executed as of the day and year first above written.

WARNERMEDIA HOLDINGS, INC.

By:	/s/ Fraser Woodford
Name: Fraser Woodford
Title: Executive Vice President, Treasury,
Investments, and Real Estate

WARNER BROS. DISCOVERY, INC.

By:	/s/ Fraser Woodford
Name: Fraser Woodford
Title: Executive Vice President, Treasury,
Investments, and Real Estate

DISCOVERY COMMUNICATIONS, LLC

By:	/s/ Fraser Woodford
Name: Fraser Woodford
Title: Executive Vice President, Treasury,
Investments, and Real Estate

SCRIPPS NETWORKS INTERACTIVE, INC.

By:	/s/ Fraser Woodford
Name: Fraser Woodford
Title: Executive Vice President, Treasury,
Investments, and Real Estate

[Signature Page to Second Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

[Signature Page to Second Supplemental Indenture]

ELAVON FINANCIAL SERVICES DAC, UK BRANCH, as Paying Agent

By:	/s/ Shobita Choudhury
Name: Shobita Choudhury
Title: Authorised Signatory

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITORY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITORY OR AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITORY OR ITS NOMINEE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITORY OR AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITORY OR ITS NOMINEE, HAS AN INTEREST HEREIN.

1

WARNERMEDIA HOLDINGS, INC.

4.302% Senior Note Due 2030

ISIN No.: XS2821805533

No.	Common Code: 282180553

WARNERMEDIA HOLDINGS, INC., a Delaware corporation (the “Company”, which term includes any successor corporation), for value received promises to pay USB Nominees (UK) Limited on behalf of Euroclear Bank S.A./N.V. and Clearstream Banking S.A., or registered assigns, the principal sum of €    (the “Principal”), as revised by the Schedule of Increases or Decreases attached hereto, on January 17, 2030.

Interest Payment Dates: January 17 (the “Interest Payment Date”), commencing on [January 17, 2025].

Interest Record Dates: The Business Day immediately preceding the applicable Interest Payment Date (each, an “Interest Record Date”).

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

WARNERMEDIA HOLDINGS, INC.

By:
Name:
Title:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, Trustee

By:
Authorized Officer

(REVERSE OF SECURITY)

WARNERMEDIA HOLDINGS, INC.

4.302% Senior Note Due 2030

1.	Interest.

WARNERMEDIA HOLDINGS, INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [May 17, 2024]. The Company will pay interest annually in arrears on each Interest Payment Date, commencing January [17, 2025]. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Securities (or [May 17, 2024], if no interest has been paid on the Securities), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. If any Interest Payment Date is not a Business Day (as defined in the Supplemental Indenture), then the related payment for such Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.	Method of Payment.

The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to such Interest Record Date and prior to such Interest Payment Date. Holders must surrender Securities to the Trustee to collect principal payments. The Company shall pay principal and interest in euro, subject to the immediately following paragraph. Payment of principal of (and premium, if any) and any such interest on this Security will be made at the office of the Paying Agent designated for such purpose at 125 Old Broad Street, Fifth Floor, London EC2N 1AR or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address appears in the Security register. However, the payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 12:30 p.m., London time (or such other time as may be agreed to between the Company and the Paying Agent or the Company), directly to a Holder (by wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered.

If, on or after the date of the issuance of this Security, euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes shall be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the most recently available market exchange rate for euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

3.	Paying Agent.

Initially, Elavon Financial Services DAC, UK Branch will act as Paying Agent. The Company may appoint and change any Paying Agent without notice to the Holders.

4.	Indenture.

The Company issued the Securities under an Indenture, dated as of March 10, 2023 (the “Indenture”), among the Company, Warner Bros. Discovery, Inc., a Delaware corporation (the “Parent Guarantor”), and U.S. Bank Trust Company, National Association (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Security are inconsistent, the terms of the Indenture shall govern.

The Company, the Parent Guarantor, Discovery Communications, LLC, a Delaware limited liability company (“DCL”), Scripps Networks Interactive, Inc., an Ohio corporation (“Scripps” and, together with DCL, the “Subsidiary Guarantors” and, the Subsidiary Guarantors together with the Parent Guarantor, the “Guarantors”, which term includes any successor thereto under the Indenture), the Trustee and Elavon Financial Services DAC, UK Branch, as Paying Agent, entered into a Second Supplemental Indenture, dated as of May 17, 2024, setting forth certain terms of the Securities pursuant to Section 2.04 of the Indenture (the “Supplemental Indenture”). The Supplemental Indenture imposes certain limitations on the incurrence of liens and certain sale and leaseback transactions and limits the Company’s ability to consolidate, merge, convey, transfer or lease its properties and assets substantially as an entirety. To the extent the terms of the Supplemental Indenture are inconsistent with the Indenture or this Security, the terms of the Supplemental Indenture shall govern.

5.	Guarantee.

The payment by the Company of the principal of, and premium and interest on, the Securities is irrevocably and unconditionally guaranteed on a senior basis by the Guarantors.

6.	Optional Redemption.

Prior to December 17, 2029 (the “Par Call Date”), the Securities are redeemable, in whole or in part, at the option of the Company, at any time and from time to time, at the redemption price described in the Supplemental Indenture.

On or after the Par Call Date, the Securities are redeemable, in whole or in part, at the option of the Company, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

7.	Redemption for Tax Reasons.

The Securities are redeemable at the option of the Company in whole, but not in part, pursuant to Section 4.04 of the Supplemental Indenture at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on those Securities to, but not including, the date fixed for redemption.

8.	Change of Control Offer to Repurchase.

If a Change of Control Triggering Event (as defined in the Supplemental Indenture) occurs, unless the Company has exercised its right to redeem the Securities in full, Holders of the Securities will have the right to require the Company to repurchase all or a portion of their Securities, pursuant to the offer described in the Supplemental Indenture, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, subject to the rights of Holders of Securities on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date.

9.	Payment of Additional Amounts.

The Company shall, subject to the exceptions and limitations set forth in Section 5.01 of the Supplemental Indenture, pay as additional interest on the Securities such additional amounts as are necessary in order that the net payment by the Company of the principal of and interest on the Securities to a Holder of the Securities who is not a United States person, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Securities to be then due and payable.

10.	Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Company need not issue, authenticate, register the transfer of or exchange any Securities or portions thereof for a period of 15 days before such Securities are selected for redemption, nor need the Company register the transfer or exchange of any Security selected for redemption in whole or in part.

11.	Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.	Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company or the Parent Guarantor at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.	Legal Defeasance and Covenant Defeasance.

The Company may be discharged from its obligations under the Securities and under the Indenture with respect to the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Securities and in the Indenture with respect to the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Securities and the provisions of the Indenture relating to the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding affected by such amendment or supplement (voting as one class), and any existing default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Securities of such series, each series voting as a separate class, then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or make any other change that does not adversely affect the rights of any Holder of a Security.

15.	Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company or the Parent Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding (voting as a separate class) may declare all of the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Company or the Parent Guarantor occurs and is continuing, the entire principal amount of the Securities then outstanding and interest accrued thereon, if any, shall immediately become due and payable. Holders of Securities may not enforce the Indenture or the Securities except as provided in the

Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

16.	Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company as if it were not the Trustee.

17.	No Recourse Against Others.

No stockholder, director, officer, employee, member or incorporator, as such, of the Company, any Guarantor or any successor Person thereof shall have any liability for any obligation under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Guarantees.

18.	Authentication.

This Security shall not be valid until the Trustee manually signs the certificate of authentication on this Security.

19.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.	Common Code and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused Common Code and ISIN numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.	Governing Law.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:

Signed:

(Signed exactly as name appears on the other side of this Security)

Signature
Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Security have been made:

Date of exchange	Amount of increase in Principal of this Security	Amount of decrease in Principal of this Security	Principal of this Security following each increase or decrease	Signature of authorized signatory of Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.02 of the Supplemental Indenture, check the box ☐.

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.02 of the Supplemental Indenture, state the amount you elect to have purchased (must be integral multiples of €1,000):

€

Dated:

Signed:

(Signed exactly as name appears on the other side of this Security)

Signature
Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

FORM OF NOTE

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITORY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITORY OR AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITORY OR ITS NOMINEE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITORY OR AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITORY OR ITS NOMINEE, HAS AN INTEREST HEREIN.

1

WARNERMEDIA HOLDINGS, INC.

4.693% Senior Note Due 2033

ISIN No.: XS2721621154

No.	Common Code: 272162115

WARNERMEDIA HOLDINGS, INC., a Delaware corporation (the “Company”, which term includes any successor corporation), for value received promises to pay USB Nominees (UK) Limited on behalf of Euroclear Bank S.A./N.V. and Clearstream Banking S.A., or registered assigns, the principal sum of €    (the “Principal”), as revised by the Schedule of Increases or Decreases attached hereto, on May 17, 2033.

Interest Payment Dates: May 17 (the “Interest Payment Date”), commencing on [May 17, 2025].

Interest Record Dates: The Business Day immediately preceding the applicable Interest Payment Date (each, an “Interest Record Date”).

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

WARNERMEDIA HOLDINGS, INC.

By:
Name:
Title:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, Trustee

By:
Authorized Officer

(REVERSE OF SECURITY)

WARNERMEDIA HOLDINGS, INC.

4.693% Senior Note Due 2033

1.	Interest.

WARNERMEDIA HOLDINGS, INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [May 17, 2024]. The Company will pay interest annually in arrears on each Interest Payment Date, commencing [May 17, 2025]. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Securities (or [May 17, 2024], if no interest has been paid on the Securities), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. If any Interest Payment Date is not a Business Day (as defined in the Supplemental Indenture), then the related payment for such Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.	Method of Payment.

The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to such Interest Record Date and prior to such Interest Payment Date. Holders must surrender Securities to the Trustee to collect principal payments. The Company shall pay principal and interest in euro, subject to the immediately following paragraph. Payment of principal of (and premium, if any) and any such interest on this Security will be made at the office of the Paying Agent designated for such purpose at 125 Old Broad Street, Fifth Floor, London EC2N 1AR or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address appears in the Security register. However, the payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 12:30 p.m., London time (or such other time as may be agreed to between the Company and the Paying Agent or the Company), directly to a Holder (by wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered.

If, on or after the date of the issuance of this Security, euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes shall be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the most recently available market exchange rate for euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

3.	Paying Agent.

Initially, Elavon Financial Services DAC, UK Branch will act as Paying Agent. The Company may appoint and change any Paying Agent without notice to the Holders.

4.	Indenture.

The Company issued the Securities under an Indenture, dated as of March 10, 2023 (the “Indenture”), among the Company, Warner Bros. Discovery, Inc., a Delaware corporation (the “Parent Guarantor”), and U.S. Bank Trust Company, National Association (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Security are inconsistent, the terms of the Indenture shall govern.

The Company, the Parent Guarantor, Discovery Communications, LLC, a Delaware limited liability company (“DCL”), Scripps Networks Interactive, Inc., an Ohio corporation (“Scripps” and, together with DCL, the “Subsidiary Guarantors” and, the Subsidiary Guarantors together with the Parent Guarantor, the “Guarantors”, which term includes any successor thereto under the Indenture), the Trustee and Elavon Financial Services DAC, UK Branch, as Paying Agent, entered into a Second Supplemental Indenture, dated as of May 17, 2024, setting forth certain terms of the Securities pursuant to Section 2.04 of the Indenture (the “Supplemental Indenture”). The Supplemental Indenture imposes certain limitations on the incurrence of liens and certain sale and leaseback transactions and limits the Company’s ability to consolidate, merge, convey, transfer or lease its properties and assets substantially as an entirety. To the extent the terms of the Supplemental Indenture are inconsistent with the Indenture or this Security, the terms of the Supplemental Indenture shall govern.

5.	Guarantee.

The payment by the Company of the principal of, and premium and interest on, the Securities is irrevocably and unconditionally guaranteed on a senior basis by the Guarantors.

6.	Optional Redemption.

Prior to February 17, 2033 (the “Par Call Date”), the Securities are redeemable, in whole or in part, at the option of the Company, at any time and from time to time, at the redemption price described in the Supplemental Indenture.

On or after the Par Call Date, the Securities are redeemable, in whole or in part, at the option of the Company, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

7.	Redemption for Tax Reasons.

The Securities are redeemable at the option of the Company in whole, but not in part, pursuant to Section 4.04 of the Supplemental Indenture at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on those Securities to, but not including, the date fixed for redemption.

8.	Change of Control Offer to Repurchase.

If a Change of Control Triggering Event (as defined in the Supplemental Indenture) occurs, unless the Company has exercised its right to redeem the Securities in full, Holders of the Securities will have the right to require the Company to repurchase all or a portion of their Securities, pursuant to the offer described in the Supplemental Indenture, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, subject to the rights of Holders of Securities on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date.

9.	Payment of Additional Amounts.

The Company shall, subject to the exceptions and limitations set forth in Section 5.01 of the Supplemental Indenture, pay as additional interest on the Securities such additional amounts as are necessary in order that the net payment by the Company of the principal of and interest on the Securities to a Holder of the Securities who is not a United States person, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Securities to be then due and payable.

10.	Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Company need not issue, authenticate, register the transfer of or exchange any Securities or portions thereof for a period of 15 days before such Securities are selected for redemption, nor need the Company register the transfer or exchange of any Security selected for redemption in whole or in part.

11.	Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.	Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company or the Parent Guarantor at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.	Legal Defeasance and Covenant Defeasance.

The Company may be discharged from its obligations under the Securities and under the Indenture with respect to the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Securities and in the Indenture with respect to the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Securities and the provisions of the Indenture relating to the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding affected by such amendment or supplement (voting as one class), and any existing default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Securities of such series, each series voting as a separate class, then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or make any other change that does not adversely affect the rights of any Holder of a Security.

15.	Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company or the Parent Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding (voting as a separate class) may declare all of the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Company or the Parent Guarantor occurs and is continuing, the entire principal amount of the Securities then outstanding and interest accrued thereon, if any, shall immediately become due and payable. Holders of Securities may not enforce the Indenture or the Securities except as provided in the

Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

16.	Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company as if it were not the Trustee.

17.	No Recourse Against Others.

No stockholder, director, officer, employee, member or incorporator, as such, of the Company, any Guarantor or any successor Person thereof shall have any liability for any obligation under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Guarantees.

18.	Authentication.

This Security shall not be valid until the Trustee manually signs the certificate of authentication on this Security.

19.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.	Common Code and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused Common Code and ISIN numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.	Governing Law.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:

Signed:

(Signed exactly as name appears on the other side of this Security)

Signature
Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Security have been made:

Date of exchange	Amount of increase in Principal of this Security	Amount of decrease in Principal of this Security	Principal of this Security following each increase or decrease	Signature of authorized signatory of Trustee

1

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.02 of the Supplemental Indenture, check the box ☐.

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.02 of the Supplemental Indenture, state the amount you elect to have purchased (must be integral multiples of €1,000):

€

Dated:

Signed:

(Signed exactly as name appears on the other side of this Security)

Signature
Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT C

Form of Supplemental Indenture in Respect of Guarantees

SUPPLEMENTAL INDENTURE, dated as of [_________] (this “Supplemental Indenture”), among [name of Guarantor(s)] (the “Subsidiary Guarantor”), WarnerMedia Holdings, Inc. (the “Company”), and each other then-existing Subsidiary Guarantor under the Indenture referred to below (the “Existing Guarantors”), and U.S. Bank Trust Company, National Association, as Trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, Warner Bros. Discovery, Inc., as Parent Guarantor, and the Trustee have heretofore become parties to an Indenture, dated as of March 10, 2023 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of Notes;

WHEREAS, Section 13.03(a) of the Indenture provides that the Company is required to cause the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors shall guarantee the due and punctual payment of the principal of and any premium and interest on such Note, when and as the same shall become due and payable in accordance with the terms of such Note and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein and in Article 13 of the Indenture;

WHEREAS, each Subsidiary Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Subsidiary Guarantor is dependent on the financial performance and condition of the Company, and the obligations hereunder of which such Subsidiary Guarantor has guaranteed; and

WHEREAS, pursuant to Section 8.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. [The][Each] Subsidiary Guarantor hereby agrees, jointly and severally with [all] [any] other Subsidiary Guarantors and fully and unconditionally, to guarantee the due and punctual payment of the principal of and any premium and interest on the Notes, when and as the same shall become due and payable in accordance with the terms of such Note and the Indenture on the terms and subject to the conditions set forth in Article 13 of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.

3. Termination, Release and Discharge. [The][Each] Subsidiary Guarantor’s Guarantee shall terminate and be of no further force or effect, and [the][each] Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 3.04(d) of the Second Supplemental Indenture, dated as of May 17, 2024, by and among the Company, Warner Bros. Discovery, Inc., the Subsidiary Guarantors, the Trustee and Elavon Financial Services DAC, UK Branch, as the Paying Agent.

4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the][each] Subsidiary Guarantor’s Guarantee or any provision contained herein or in Article 3 of the Indenture.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantor.

8. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format

(including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. The Company and any Subsidiary Guarantor each assume all risks arising out of the use of electronic signatures and electronic methods to send any communications to the Trustee, including without limitation the risk of the Trustee acting in good faith on an unauthorized notice and the risk of interception or misuse by third parties.

9. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NAME OF GUARANTOR(S)], as Subsidiary Guarantor

By:
Name:
Title:

WARNERMEDIA HOLDINGS, INC.

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: